EXHIBIT 10.b.i

                        The First National Bank of Boston
                               100 Federal Street
                                Boston, MA 02110

                             As of December 6, 1996

USTrust
40 Court Street
Boston, Massachusetts

Attention:   Neal F. Finnegan
             President and Chief Executive Officer

Re: Supplemental Loans, Loan Participations and Assignments
    -------------------------------------------------------

Ladies and Gentlemen:

         Reference is hereby made to that certain Purchase and Assumption Agreement, dated as of June 18, 1996 (as amended or modified prior to the date hereof, the "Purchase Agreement"), by and between The First National Bank of Boston ("FNBB") and USTrust ("UST") and joined in for certain limited purposes by Bank of Boston Corporation ("BKBC"). Terms defined in the Purchase Agreement and used without definition herein shall have the same respective meanings herein as in the Purchase Agreement.

         Pursuant to the terms of the Purchase Agreement, FNBB has agreed, and BKBC has agreed to cause BayBank, National Association ("BayBank"), (i) to assign to UST on the BayBank Transfer Date certain interests in Supplemental Loans (the "Assignments") and (ii) to grant to UST on the BayBank Transfer Date certain participating interests in Supplemental Loans (the "Participations"), in each case as more fully set forth in the Purchase Agreement and the Letter Agreement, dated as of the date hereof, between FNBB and UST relating to the BayBank Closing (the "BayBank Closing Side Letter"). In connection with such transactions, the parties hereto hereby agree as follows:

          1. FNBB hereby agrees to use reasonable efforts for a period of 30 days after the BayBank Transfer Date to obtain the consent of Panametrics, Inc. in order to change UST's 49% Participation in the Supplemental Loan relating to Panametrics, Inc. to an Assignment of a 49% interest in such Supplemental Loan on terms substantially consistent with those contained in the Form of Assignment and Acceptance attached hereto and incorporated herein as Exhibit A.

          2. In the event that FNBB continues to be a lender under the Supplemental Loan relating to Fire Control Instruments, Inc. ("Fire Control") on March 9, 1997, then UST's participating interest in such Supplemental Loan shall be reduced from 100% to 49%; provided, however, that, in connection with such reduction, FNBB agrees to use reasonable efforts to cause the borrower to approve a change in UST's 49% Participation to an Assignment of a 49% interest in such Supplemental Loan. FNBB hereby acknowledges and agrees that its obligations under the first sentence of the third paragraph of Section 5(a) of the Letter Agreement, dated as of November 8, 1996, between FNBB and UST relating to the split closings of the sale of the Branches (the "Split Closing Side Letter") apply to such Supplemental Loan to Fire Control; provided, however, that notwithstanding the foregoing the parties hereto hereby agree that the first sentence of the third paragraph of Section 5(a) of the Split Closing Side Letter shall not apply to such Supplemental Loan, and FNBB shall not have any obligation to grant to UST a replacement Assignment or Participation, upon the repayment or prepayment of such Supplemental Loan from proceeds of a loan or other extension of credit from UST or any Affiliate of UST.

          3. FNBB hereby agrees to use reasonable efforts to determine, as soon as practicable after the BayBank Transfer Date and in any event within 5 business days after the BayBank Transfer Date, whether the Supplemental Loans with Ionics, Incorporated and/or Panametrics, Inc. are pledged by FNBB to any other person or entity. In the event that FNBB determines that either such Supplemental Loan is so pledged, then FNBB agrees to use reasonable efforts to terminate such pledge, including, without limitation, substituting collateral for such pledge. In the event that FNBB terminates such pledge with respect to either Supplemental Loan, FNBB agrees to promptly notify UST of such termination. In the event that FNBB is unable to terminate such pledge with respect to either such Supplemental Loan within 15 business days after the BayBank Transfer Date (whether by substitution of collateral or otherwise), then FNBB agrees to repurchase UST's interest in any such Supplemental Loan remaining pledged and to replace UST's interest in such Supplemental Loan with an interest in a Replacement Loan (as defined in the applicable Assignment or Participation agreement) in accordance with the terms of the applicable Assignment or Participation agreement; provided that, for purposes of determining the timing of such repurchase and replacement, the date of notice of such repurchase and replacement shall be deemed to be the last day of the 15 day period referred to above.

          4. FNBB agrees to use reasonable efforts to, as soon as practicable after the BayBank Closing Date, (a) provide UST with evidence reasonably acceptable to counsel for UST indicating that the $9,800,000 total commitment under the

Supplemental Loan with HoltraChem, Inc. has been duly authorized by HoltraChem, Inc. and (b) either (i) provide UST with evidence indicating that the maturity of such Supplemental Loan has been duly extended or (ii) obtain an extension of the maturity of such Supplemental Loan. In the event that FNBB is unable, within 15 business days after the BayBank Transfer Date (or, if requested by UST within such 15 business day period, such additional period not to exceed 20 business days), to (A) provide such evidence of due authorization of the total commitment under such Supplemental Loan or (B) (i) provide such evidence of due extension of the maturity of such Supplemental Loan or (ii) if applicable, obtain such extension, then FNBB agrees to repurchase UST's interest in such Supplemental Loan and to replace UST's interest in such Supplemental Loan with an interest in a Replacement Loan (as defined in the applicable Assignment or Participation agreement) in accordance with the terms of the applicable Assignment or Participation agreement; provided that, for purposes of determining the timing of such repurchase and replacement, the date of notice of such repurchase and replacement shall be deemed to be the last day of the 15 day period (as the same may be extended as set forth above) referred to above.

         The parties further agree that in the event that FNBB is able, within the 15 day period set forth above (as the same may be extended as set forth above), to provide such evidence of due authorization and due extension of maturity or, if applicable, extend such maturity, as described in the foregoing paragraph, FNBB hereby agrees to use reasonable efforts for a period of 30 days after the date on which FNBB provides such evidence of due authorization and due extension of maturity or, if applicable, extend such maturity, to UST to obtain the consent of HoltraChem, Inc. in order to change UST's 49% Participation in the Supplemental Loan relating to HoltraChem, Inc. to an Assignment of a 49% interest in such Supplemental Loan on terms substantially consistent with those contained in the Form of Assignment and Acceptance attached hereto and incorporated herein as Exhibit A.

         5. The parties hereto hereby agree to cooperate with each other in good faith to enter into, as soon as practicable and in any event within 10 business days after the BayBank Transfer Date, (a) an Assignment with respect to a 49% interest in the Supplemental Loan to Ariad Pharmaceuticals, Inc. ("Ariad") and
(b) mutually reasonably satisfactory arrangements, including, without limitation, documentation reasonably acceptable to counsel to UST and FNBB, with respect to all outstanding leases between BayBank and Ariad on terms substantially similar to the terms of such Assignment or, if an assignment would be prohibited or require the consent of Ariad under the terms of the applicable lease documents, on terms substantially similar to the terms of the

Participations, in each case, applied in the context of such leases. In the event that such lease arrangements are not mutually agreed upon following such good faith efforts, then FNBB agrees to replace such Assignment and such lease arrangements with an interest in a Replacement Loan (as defined in such Assignment agreement) in accordance with the terms of such Assignment agreement; provided that, for purposes of determining the timing of such repurchase and replacement, the date of notice of such repurchase and replacement shall be deemed to be the last day of the 10 day period referred to above.

         6. FNBB hereby agrees that UST shall be entitled, upon notice to FNBB no later than 5:00 p.m., Boston time, on the day after the BayBank Transfer Date, to elect to cause FNBB to repurchase UST's interest in the Supplemental Loan to RWG Limited Partners, a Massachusetts Limited Partnership ("RWG") if UST reasonabIy determines that adequate collateral is not or may not in the future be available for such Supplemental Loan. In the event that UST so elects, FNBB shall, on the Additional Residential Loan Transfer Date (as defined in the BayBank Closing Side Letter) repurchase UST's interest in such Supplemental Loan and transfer to UST residential loans of a type and quality reasonably the same as the Additional Residentia1 Loans (as defined in the BayBank Closing Side
Letter) having an aggregate outstanding principal amount on such date approximately equal to UST's share of the outstanding principal amount of the Supplemental Loan to RWG on such date.

         7. The parties hereto hereby agree that, in the event that FNBB notifies UST by no later than 5:00 p.m., Boston time, on the day after the BayBank Transfer Date, that it has reasonably determined that any of (a) the Assignment with respect to Carlton Willard Home, Inc., (b) the Participation with respect to RWG, or (c) the Participation with respect to Newell Properties, Inc. are inconsistent with the terms of (i) Section 5(a) of the Split Closing Side Letter or (ii) the loan documents for the applicable Supplemental Loan, then the parties shall, as soon as practicable and in any event by close of business on December 10, 1996, cooperate in good faith to modify such Assignment or Participation in order to make such arrangements consistent with the terms of
Section 5(a) of the Split Closing Side Letter and the applicable loan documents. In the event that such modification is not mutually agreed upon following such good faith efforts, then FNBB agrees to repurchase UST's interest in such Supplemental Loan and to replace UST's interest in such Supplemental Loan with an interest in a Replacement Loan (as defined in the applicable Assignment or Participation agreement) in accordance with the terms of the applicable Assignment or Participation agreement; provided that, for purposes of determining the timing of such repurchase and replacement, the date of notice of such repurchase and replacement shall be deemed to be the date which is 10 business days after the BayBank Transfer Date.

         8. FNBB agrees to deliver to USTrust, by no later than 5:00 p.m., Boston time, on the day after the BayBank Transfer Date, the Attached Loan Documents (as defined in the applicable Participation or Assignment agreement) for (a) its Assignment with respect to Carlton Willard Home, Inc., (b) its Participation with respect to RWG, and (c) its Participation with respect to Newell Properties, Inc. The parties hereto hereby agree that FNBB's failure to deliver such Attached Loan Documents prior to such time shall not be deemed to be a violation of the terms of the applicable Participation or Assignment.

         This letter agreement may be executed in any number of counterparts, which shall together constitute but one and the same agreement. This letter agreement shall for all purposes be governed by, and construed in accordance with, the internal laws of The Commonwealth of Massachusetts. This letter agreement shall take effect as a sealed instrument as of the date first herein above written, shall be binding on the parties hereto and their respective successors and assigns.

         Please acknowledge your agreement with the foregoing by signing the enclosed copy of this letter in the place provided below.

                                         Very truly yours,


                                         THE FIRST NATIONAL BANK OF BOSTON

                                         By: /s/ William M. Parent
                                             -----------------------
                                         Title:

ACCEPTED AND AGREED:

USTRUST


By:
   ------------------------
Title:

The undersigned hereby joins this Letter
Agreement   for  the  sole   purpose  of
agreeing to cause the Assets and the Assumed Liabilities to be transferred to UST in accordance with the terms and provisions of this Letter Agreement and the Purchase Agreement.


BANK OF BOSTON CORPORATION

By: /s/ Peter J. Manning
    -----------------------
Title:


                                      -6-


         Please acknowledge your agreement with the foregoing by signing the enclosed copy of this letter in the place provided below.

                                             Very truly yours,

                                             THE FIRST NATIONAL BANK OF BOSTON

                                             By:
                                                ----------------------
                                             Title:


ACCEPTED AND AGREED:

USTRUST

By: /s/ Eric R. Fischer
   ------------------------------
Title: Executive Vice President

The undersigned hereby joins this Letter
Agreement   for  the  sole   purpose  of
agreeing to cause the Assets and the Assumed Liabilities to be transferred to UST in accordance with the terms and provisions of this Letter Agreement and the Purchase Agreement.

BANK OF BOSTON CORPORATION

By:
   -----------------------------
Title:







                        THE FIRST NATIONAL BANK OF BOSTON
                               100 Federal Street
                           Boston, Massachusetts 02110

                          Dated as of November 8, 1996

USTrust
40 Court Street
Boston, Massachusetts 02108
Attention:   Neal F. Finnegan
             President and Chief Executive Offcer

Re: Amendments to Purchase and Assumption Agreement
    -----------------------------------------------

Gentlemen:

     Reference is made to the Purchase and Assumption Agreement, dated as of June 18, 1996 (the "Purchase Agreement"), by and between USTrust, a Massachusetts trust company ("UST"), and The First National Bank of Boston, a national banking association ("FNBB"), and joined in for certain limited purposes by Bank of Boston Corporation, a Massachusetts corporation. Capitalized terms used herein and not otherwise defined herein have the meanings assigned thereto in the Purchase Agreement or in a letter agreement between the parties relating to the closing arrangements for the purchase of the Branches of even date herewith.

     The parties hereto hereby agree to amend the terms of the Purchase Agreement as follows:

1. Additional Definitions. Section 1.1 of the Purchase Agreement is hereby amended by inserting, in the appropriate places designated by alphabetical order, the following new definitions:


          "Merchant Credit Card Services" shall mean the so-called "Merchant Credit Card" services provided to Branch Customers at the Branches.

          "Night Deposit Services" shall mean services relating to night deposits at the Branches.

          "Silver Storage Agreements" shall mean those agreements relating to so-called "silver storage" services at the Branches.

          "Wire Transfer Services" shall mean services provided to Branch Customers relating to wire transfers from the Branches.

2. Amendments to Section 1.1 of the Purchase Agreement. Section 1.1 of the Purchase Agreement is hereby amended by:

         (i) amending the definition of "Excluded Deposits", by deleting the word "and" at the end of clause (f), inserting, immediately before the period at the end of clause (g), the word "and" and the following new language:

                  (h) deposits which are booked or allocated to the Branches owned by FNBB and were established by an "employer" pursuant to a Keogh Plan. Seller acknowledges and agrees that Excluded Deposits shall be excluded from the Deposit Liabilities for purposes of calculating the 7% amount pursuant to Section 3.1(a) hereof at all times during the period referred to therein.

(ii) amending the definition of "Related Commercial Products and Services", by inserting, immediately after the phrase "relating to the Commercial Loans" in the second line thereof, the following new phrase, "and, regardless of whether such services are related to Commercial Loans, all Merchant Credit Card Services, Night Deposit Services and Wire Transfer Services"; and

(iii) amending the definition of "Safe Deposit Agreements", by inserting, immediately after the word "Branches", the following new phrase, "and Silver Storage Agreements".

3. Amendment to Section 3.3(a) of the Purchase Agreement. Section 3.3(a) of the Purchase Agreement is hereby amended by adding the following sentence at the end thereof:

                  The parties agree that Arthur Andersen LLP may act as Purchaser's agent for purposes of verifying the Purchase Price and Deposit Liabilities determination in accordance with this section and shall have the same access to such work papers, schedules and other supporting data of FNBB or BayBank with respect to the Branches as Purchaser is entitled to for purposes of such verification.

4. Amendment to Section 3.3(b) of the Purchase Agreement. Section 3.3(b) of the Purchase Agreement is hereby amended by deleting the word "fifteenth" in the first line thereof and substituting the word "twentieth" in place thereof.

5. Amendment to Section 3.5(b) of the Purchase Agreement. Section 3.5(b) of the Purchase Agreement is hereby amended by deleting the word "and" at the end of clause (vi) and adding the word "and" at the end of clause (vii) and adding the following new clause (viii):

                  (viii) Periodic fees related to the Assets and Assumed Liabilities, including lock box fees, letter of credit annual fees and credit line annual fees.

6. Amendment to Section 3.6 of the Purchase Agreement. Section 3.6 of the Purchase Agreement is hereby amended by inserting a period after the words "the provisions of this Agreement" in the third line thereof and deleting the remainder of Section 3.6 in its entirety.

7. Amendment to Section 10.3(e) of the Purchase Agreement. The date "August 31, 1996" in Section 10.3(e) of the Purchase Agreement is hereby deleted and the date "November 8, 1996" is hereby substituted in place thereof; provided, however, that with respect to the West Roxbury Branch lease and the Third Avenue, Waltham Branch lease, the date referred to in Section 10.3(e) shall continue to be extended by the parties beyond November 8, 1996, until the BayBank Closing Date, provided that there is a reasonable likelihood that FNBB will obtain the consents of the landlords with respect to such Branch properties.

8. Amendment to Section l5.2(a) of the Purchase Agreement. Section 15.2(a) of the Purchase Agreement is hereby amended by deleting the reference to "12.4" therein and substituting "16.2" in place thereof.

9. Amendment to Section 15.8 of the Purchase Agreement. Section 15.8 of the Purchase Agreement is hereby amended by inserting, immediately before the period at the end of the first sentence thereof, a semicolon and the following new phrase:

                  provided, however, that this Section 15.8 shall not apply to any negative Deposit to the extent that, on the Transfer Date, Seller transfers to Purchaser (i) positive Deposit Liabilities eligible for offset against such negative Deposits or (ii) a credit line which would permit drawings, in the amount of the negative Deposit by the applicable Branch Customers; and provided further, that the deposit premium calculated pursuant to Section 3.1(a) hereof shall be reduced to reflect any such reduction in such positive Deposit Liabilities in accordance with this Section 15.8.

10. Amendment to Annex A to the Purchase Agreement. Paragraph 2 of Annex A to the Purchase Agreement is hereby amended by deleting the last sentence of Paragraph 2 in its entirety and inserting the following new sentence in place thereof:

                  "Purchaser and Seller agree that, at Seller's expense (for the increase and incremental employment taxes attributable to the increase), the retention bonus shall be increased by 1.7% of the base amount specified above, resulting in a total retention bonus of 10% of such base amount."

11. Certain Transferred Deposits. UST acknowledges and agrees that, with its knowledge and consent at the request of the applicable Branch Customer, or as otherwise agreed to by the parties based on the fact that a customer has relocated from the market area of the Branches or has a "home banking" relationship with FNBB or BayBank, certain Deposits have been transferred by FNBB and BayBank from the Branches to other bank branches of FNBB and BayBank not being acquired by UST (all such deposit accounts delivered hereinafter referred to as "Transferred Deposits"). UST acknowledges and agrees that such transfers shall be deemed not to have been made in violation of the Purchase Agreement. FNBB acknowledges and agrees that such Transferred Deposits shall be excluded from the Deposit Liabilities for purposes of calculating the 7% amount pursuant to Section 3.1(a) of the Purchase Agreement at all times during the period referred to therein. As of the date hereof, FNBB represents that such Transferred Deposits have not in the aggregate exceeded $8,000,000. FNBB and UST also acknowledge and agree that, for purposes of calculating the 7% amount pursuant to Section 3.1 (a) of the Purchase Agreement, the Deposit Liabilities shall at all times during the period referred to therein include Deposit Liabilities in accounts that have been or are transferred by FNBB or BayBank into the Branches prior to the applicable Transfer Date.

12. Certain Related Comercial Products and Services. The parties acknowledge and agree that certain accounts relating to (i) repurchase agreements with certain customers of FNBB, having an aggregate balance of approximately $3 million as of the date hereof and (ii) sweep arrangements with Commercial Loan customers known as "BayBank Precision Sweep Accounts" maintained or allocated by BayBank at the BayBank Branches, and having an aggregate balance of approximately $60 million as of the date hereof, constitute Related Commercial Products and Services for purposes of the Purchase Agreement and will be transferred to UST, together with an amount equal to the aggregate amount due to such customers with respect to such agreements and accounts, on the FNBB or BayBank Transfer Date, as applicable; provided, however, that such repurchase agreements and BayBank Precision Sweep Accounts shall not be deemed Deposit Liabilities for purposes of computing the 7% amount under Section 3.1(a) of the Purchase Agreement and for purposes of Sections 3.2 and 3.3 of the Purchase Agreement.

13. Agreements as to Certain Branch Leases. Notwithstanding anything to the contrary in the Purchase Agreement, the parties hereby agree as follows:

         (i) West Roxburv Branch Lease. The parties hereby agree that (a) FNBB shall assign and UST shall accept the Branch Lease for the BayBank Branch located in West Roxbury and (b) the Purchase Price shall be reduced by an amount equal to [$69,436.19], the present value of one-half of the additional rental payments required by the landlord after the BayBank Closing Date for the remainder of the current lease term.

         (ii) Third Avenue, Waltham Branch Lease. The parties hereby agree that the Branch Lease for the BayBank Branch located at Third Avenue, Waltham includes the lease of the office space located on the second and third floors of the Third Avenue, Waltham Branch (the "Second and Third Floor Lease") and that (a) FNBB shall assign and UST shall accept the Third Avenue, Waltham Branch Lease, including the Second and Third Floor Lease, (b) the Purchase Price shall be reduced by an amount equal to $610,079.22, one-half the present value of the rental payments required to be paid from the BayBank Closing Date for the remainder of the current lease term for the Second and Third Floor Lease and (c) after the Bay Bank Closing Date, UST shall, upon receipt thereof (in the case of a sublease) or at the end of each month (in the case of use by UST), pay FNBB an amount which is equal to one-half of any rental payments received by UST if the Second and Third Floor Lease is subleased to a third party or one-half of the fair market value, taking into account the nature of any such utilization (e.g. retail, office or storage) of the rental of that portion of the Second and Third Floor Lease space, if any, utilized by UST or any of its Affiliates. UST agrees to obtain the consent of FNBB prior to making any alterations or improvements with respect to the Second and Third Floor Lease space which consent, unless the alterations or improvements are made at any time when the remaining term on the Second and Third Floor Lease is less than two years and would result in an expense to FNBB pursuant to the immediately succeeding sentence of an amount in excess of the amount of the aggregate yearly rent under such lease, shall not be unreasonably withheld or delayed. In the event that, with the consent of FNBB, UST makes alterations or improvements to the Second and Third Floor Lease space in connection with any sublease of such space to a third party, FNBB agrees to reimburse UST for one-half of the expenses incurred by UST in connection therewith (net of any portion of such expenses paid by any other Person such as the owner of the sublease of such space).

14. Agreement as to Certain "ATM Surrounds". Notwithstanding anything to the contrary in the Purchase Agreement, the parties hereby agree that FNBB shall be entitled, at its own expense, to remove all "surrounds" from the ATMs located at the Branches; provided, however, that FNBB hereby agrees not to remove such surrounds until the expiration of the ninety day period following the FNBB Transfer Date, as applicable, or a reasonable time thereafter to permit UST to replace such "ATM Surrounds" at the Branches; and provided further, that (i) upon the removal of any such "ATM Surround" by FNBB from any Branch subject to a Branch Lease, UST shall promptly replace such "ATM Surround," and (ii) to the extent any landlord consent is required for such removal of any "ATM Surrounds", FNBB shall, at its expense, obtain such consents and UST shall use reasonable efforts to assist FNBB in obtaining such consents.

15. Agreement as to Branch Closing Times. The parties hereby agree that the closing of banking business to the public at the FNBB Branches and the ATMs at the FNBB Branches on the FNBB Closing Date shall be 4 p.m. and approximately 3 p.m., respectively. The parties hereby agree that the closing of banking business to the public at the BayBank Branches and ATMs at the BayBank Branches shall be 4 p.m. and 4 p.m., respectively.

16. Waiver of certain Purchaser Covenant in Section 15.2(a) of the Purchase Agreement. FNBB acknowledges and agrees that UST shall distribute within three
(3) business days after the Closing to customers of FNBB whose deposit accounts are being transferred to UST, an initial supply of new basic checks, deposit tickets or other similar instruments and ATM cards. FNBB acknowledges and agrees that the failure by UST to deliver such items at least seven (7) days prior to the Transfer Date as prescribed by the Purchase Agreement shall not be deemed to be a violation of the Purchase Agreement.

17. Agreement as to Merchant Credit Card Machines. FNBB hereby agrees to use all reasonable efforts to cause BayBank to transfer to UST all of BayBank's interest in certain Merchant Credit Card machines owned or leased by BayBank, in each case at a price to be mutually agreed upon by the parties hereto.

18. Cash Management Services. Simultaneously herewith, the parties hereto are entering into a Cash Management Services Agreement, pursuant to which FNBB has agreed to provide certain cash management services to UST after the FNBB Closing Date.

19. Advance Accounts. Notwithstanding anything in the Purchase Agreement to the contrary, the parties hereto hereby agree that FNBB and BayBank may transfer out of the applicable Branches to other branches of FNBB or BayBank not being acquired by UST, any overdraft lines of credit which are more than sixty (60) days delinquent, together with the deposit account to which such overdraft line of credit relates. The parties acknowledge and agree that such transfers shall be deemed not to have been made in violation of the terms of the Purchase
Agreement. FNBB acknowledges and agrees that deposit accounts transferred pursuant to this Paragraph 19 shall be excluded from the Deposit Liabilities for purposes of calculating the 7% amount pursuant to Section 3. l(a) of the Purchase Agreement at all times during the period referred to therein.

20. Certain Leased Equipment. Simultaneously herewith, BancBoston Leasing Inc. is selling and UST Leasing Corporation is purchasing certain equipment owned by BancBoston Leasing Inc. and leased to certain Commercial Loan customers.

21. Nonsolicitation Guidelines.  Subsection (c) of the third sentence of Section
10.4 of the Purchase Agreement is hereby amended by deleting such subsection in its entirety and inserting the following new subsection (c) in place thereof:

         (c) respond to, or offer FNBB or BayBank products and for services to, Branch Customers, including, without limitation, Branch Customers who retain deposit accounts at FNBB or BayBank after the FNBB or BayBank Transfer Date ("Split Customers") during or in response to unsolicited in-person or telephonic inquiries by Branch Customers or Split
         Customers with respect to banking or other financial services, including without limitation, Commercial Loans; and

22. Agreement as to Certain Transitional Matters. Notwithstanding anything in the Purchase Agreement to the contrary, the parties hereto hereby agree as follows with respect to certain Deposit histories of the Branch Customers:

         (i) In the case of any bona fide dispute between a Branch Customer and UST concerning the servicing of a Deposit account by FNBB or BayBank relative to the period prior to the transfer of such account to UST, FNBB will provide or cause BayBank to provide to UST, at FNBB's or BayBank's expense, as applicable, to the extent reasonably requested and available, information and copies of documents relating to such Deposit account in a timely manner which would comply with standard banking practices and customs. UST agrees that it shall reimburse FNBB or BayBank, as applicable, for all direct costs incurred by such persons in connection with providing such information and/or copies to the extent that UST would customarily charge a fee to the Branch Customer in connection with UST's providing such information and/or copies;

         (ii) In the event that UST receives a subpoena or is otherwise requested pursuant to legal process or judicial or administrative proceedings to provide information and/or documents relating to the servicing of a Deposit account by FNBB or BayBank prior to the transfer of such account to UST, UST shall request that the party requesting such information subpoena or request by legal process or judicial or administrative proceedings that FNBB or BayBank, as applicable, provide such information or documentation. In the event that the requesting party refuses or is unable to subpoena or otherwise make such request to FNBB or BayBank directly, then, at the request of UST, FNBB will provide or cause BayBank to provide, at

         FNBB's or BayBank's own expense, to the extent available, such information or documentation in a timely manner which would comply with standard banking practices and customs; and

         (iii) In the case of any inquiry by a Branch Customer relating to the servicing of a Deposit account by FNBB or BayBank prior to the transfer of such account to UST (but not relating to a bona fide dispute between such Branch Customer and UST), or otherwise upon request by UST (except to the extent provided in paragraphs (i) and (ii) above), FNBB agrees to provide UST, to the extent reasonably requested and available, with information and copies of pertinent documents relating to such account in a timely manner which would comply with standard banking practices and customs, and UST agrees to reimburse FNBB for FNBB's direct expenses incurred in providing any such information and/or copies of documents.

23. Miscellaneous. Except as expressly set forth herein, all terms and conditions of the Purchase Agreement are hereby ratified and confirmed and shall remain in full force and effect, and each party hereto expressly affirms all of its obligations under the Purchase Agreement. This Letter Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and this Letter Agreement shall become effective when one or more counterparts have been signed by each of the parties hereto. This Letter Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without reference to conflicts or choice of law provisions).

     Please acknowledge your agreement with the foregoing by signing the enclosed copy of this letter in the place provided below.

                                             Very truly yours,

                                             THE FIRST NATIONAL BANK OF BOSTON

                                             By: /s/ William M. Parent
                                                 -------------------------
                                             Title:

ACCEPTED AND AGREED:

USTRUST

By: /s/ James K. Hunt
    ------------------
Title:

The undersigned hereby joins this Letter
Agreement   for  the  sole   purpose  of
agreeing to cause the Assets and the Assumed Liabilities to be transferred to UST in accordance with the terms and provisions of this Letter Agreement and the Purchase Agreement.

BANK OF BOSTON CORPORATION


By: /s/ Peter J. Manning
    ---------------------
Title: